                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form N-6 of our reports dated February 7, 2003, relating to the financial statements and financial highlights of CUNA Mutual Life Variable Account and April 11, 2003, relating to the financial statements of CUNA Mutual Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 23, 2003